Exhibit 99.1

September 9, 2024

Liberty Media and Sirius XM Announce Completion of Split-Off and Merger

ENGLEWOOD, Colo. and NEW YORK, NY —(BUSINESS WIRE)—Liberty Media Corporation (“Liberty Media”) (Nasdaq: FWONA, FWONK, LLYVA, LLYVK) and Sirius XM Holdings Inc. (Nasdaq: SIRI) announced that they completed the split-off (the “Split-Off”) of Liberty Sirius XM Holdings Inc. (“New Sirius”) today at 4:05 p.m., New York City time. Following the Split-Off, at 6:00 p.m., New York City time, a wholly owned subsidiary of New Sirius merged with and into Sirius XM Inc. (formerly known as Sirius XM Holdings Inc., “Old Sirius”), with Old Sirius surviving the merger as a wholly owned subsidiary of New Sirius (the “Merger”). As a result of these transactions, New Sirius is now an independent public company separate from Liberty Media, and has been renamed Sirius XM Holdings Inc.

Sirius XM Holdings will have a single outstanding series of common stock and will begin trading at market open on Tuesday, September 10, 2024 on the Nasdaq Global Select Market under the symbol “SIRI”. Liberty Media’s Liberty Formula One common stock and Liberty Live common stock will continue trading following the Split-Off and Merger on the Nasdaq Global Select Market or the OTC Markets, as applicable.

Effective as of the Merger, Sirius XM Holdings has 339,133,937 shares of common stock outstanding, of which former holders of Liberty SiriusXM common stock own approximately 81% of Sirius XM Holdings, while former Old Sirius minority stockholders own the remaining 19%.

Forward-Looking Statements

This communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including certain statements relating to the expected trading of New Sirius common stock on the Nasdaq Stock Market. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements generally can be identified by phrases such as “possible,” “potential,” “intends” or “expects” or other words or phrases of similar import or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. These forward-looking statements involve many risks and uncertainties that could cause actual results and the timing of events to differ materially from those expressed or implied by such statements. These forward-looking statements speak only as of the date of this communication, and Liberty Media and New Sirius expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media’s or New Sirius’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media and New Sirius, including Liberty Media’s definitive proxy statement materials for the special meeting, New Sirius’s registration statement and their most recent Forms 10-K and 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports Liberty Media or New Sirius subsequently file with the SEC, for additional information about Liberty Media, New Sirius and about the risks and uncertainties related to Liberty Media’s and New Sirius’s businesses which may affect the statements made in this communication.

About Liberty Media Corporation

Liberty Media Corporation operates and owns interests in a broad range of media, communications, sports and entertainment businesses. Those businesses are attributed to two tracking stock groups: the Formula One Group and the Liberty Live Group. The businesses and assets attributed to the Formula One Group (NASDAQ: FWONA, FWONK) include Liberty Media’s subsidiaries Formula 1 and Quint, and other minority investments. The businesses and assets attributed to the Liberty Live Group (NASDAQ: LLYVA, LLYVK) include Liberty Media’s interest in Live Nation and other minority investments.

About Sirius XM Holdings Inc.

SiriusXM is the leading audio entertainment company in North America with a portfolio of audio businesses including its flagship subscription entertainment service SiriusXM; the ad-supported and premium music streaming services of Pandora; an expansive podcast network; and a suite of business and advertising solutions. Reaching a combined monthly audience of approximately 150 million listeners, New Sirius offers a broad range of content for listeners everywhere they tune in with a diverse mix of live, on-demand, and curated programming across music, talk, news, and sports. For more about New Sirius, please go to: www.siriusxm.com.

Contact for Liberty Media Corporation

Shane Kleinstein, 720-875-5432

Contacts for Sirius XM Holdings Inc.

Hooper Stevens
212-901-6718
hooper.stevens@siriusxm.com

Natalie Candela
212-901-6672
natalie.candela@siriusxm.com

Maggie Mitchell
Maggie.mitchell@siriusxm.com